EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of May, 2009, by and among Butler America LLC, a Delaware limited liability company (the “Buyer”), Butler International, Inc., a Maryland corporation (the “Parent”), and the other Sellers set forth on the signature page hereto (each, a “Seller” and together with Parent, the “Sellers”).  Sellers and Buyer are sometimes collectively referred to herein as the “Parties”.

RECITALS

A.           Sellers are engaged in the business of providing engineering, installation and maintenance and technology service outsourcing for its clients (the “Business”).

B.           Sellers wish to sell to Buyer, pursuant to Section 363 of Chapter 11 of Title 11 of the United States Code (as amended, the “Bankruptcy Code”), substantially all of the assets (but excluding the Excluded Assets (as described below)) used in connection with and arising out of the operation of the Business at the price and on the other terms and conditions specified in detail below and Buyer wishes to so purchase and acquire such assets from Sellers.

C.           As contemplated by this Agreement, the Sellers shall file voluntary petitions for relief under Chapter 11 of Title 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and each such Seller will request that the Sellers’ respective Chapter 11 cases be jointly administered for procedural purposes under a single case number (the “Bankruptcy Case”).

D.           The Sellers believe, following consultation with their financial advisors and consideration of available alternatives, that, in light of the current circumstances, a sale of their assets is necessary to preserve and maximize value and is in the best interest of the Sellers, their respective estates and creditors.

E.           The transactions contemplated by this Agreement (the “Transactions”) will be subject to the approval of the Bankruptcy Court and will be consummated only pursuant to an Approval Order (as defined below) to be entered in the Bankruptcy Case and the applicable provisions of the Bankruptcy Code.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Transfer of Assets.

1.1           Purchase and Sale of Assets.  At the Closing, as hereinafter defined, in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions hereinafter set forth, each Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from each Seller, such Seller’s right, title and interest in, to and under all of the property, assets and rights owned by Sellers used in or useful to the Business (other than Excluded Assets), of every kind, character and description, whether tangible, intangible, personal or mixed and wheresoever located, whether carried on the books of Sellers or not carried on the books of Sellers, due to expense, full depreciation or otherwise (collectively, the “Purchased Assets”), free and clear of all liabilities, obligations, claims, charges, easements, encumbrances, mortgages, covenants, security interests, liens, options, pledges, rights of others, or restrictions (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise (each, a “Lien”), including, without limitation, the following:

1.1.1   Contracts.  Subject to Buyer’s designation rights set forth in Section 1.3 hereof, (i) the real property leases described in Section 1.1.1-(i) of the Disclosure Letter (collectively, the “Real Property Leases”; the property leased pursuant to such Real Property Leases, the “Leased Real Property”), (ii) the equipment, personal property and intangible property leases, rental agreements, licenses, Contracts, agreements and similar arrangements described in Section 1.1.1-(ii) of the Disclosure Letter(collectively, the “Other Leases”), (iii) the customer contracts set forth in Section 1.1.1-(iii) of the Disclosure Letter (the “Customer Contracts” and any information identifying such customers, whether in Section 1.1.1-(iii) of the Disclosure Letter or any other Section of the Disclosure Letter, Schedule or Exhibit hereto, the “Customer Information”) and (iv)  those other Contracts, leases, orders, purchase orders, licenses, contracts, agreements and similar arrangements described in Section 1.1.1-(iv) of the Disclosure Letter (collectively, the “Other Contracts” and together with the Other Leases and the Customer Contracts, the “Other Leases and Contracts”).

1.1.2   Personal Property.  All of those items of equipment and tangible assets and other tangible personal property now or hereafter owned by any Seller and used in connection with the Business (collectively, the “Personal Property”); a schedule of which Personal Property used in the Business, the historical cost of which exceeds one hundred thousand dollars ($100,000) individually, is set forth in Section 1.1.2 of the Disclosure Letter.  The Personal Property, however, shall expressly exclude any equipment or other tangible property held by any Seller pursuant to a lease, rental agreement, contract, license or similar arrangement (a “Contract”) in the event that Buyer does not assume the underlying Contract relating to such personal property at the Closing.

1.1.3   Intangible Property.  All intangible personal property owned or held by any Seller and used in connection with the Business, together with all books, records and like items pertaining to the Business, including, without limitation, the names listed in Section 1.1.3 of the Disclosure Letter, the goodwill associated with the Business or the Purchased Assets, copyrights, patents, processes, trademarks, trade names, domain names, service marks, catalogues, customer lists and other customer data bases, correspondence with present or prospective customers and suppliers, advertising materials, software programs, telephone exchange numbers, and other similar intangible assets in each case used in connection with the Business (collectively, the “Intangible Property”); provided that, to the extent such Intangible Property cannot be transferred to Buyer, Sellers shall be deemed to have granted to Buyer an exclusive, royalty-free right and license to use such Intangible Property from and after the Closing Date, to the fullest extent permitted by applicable law.  As used in this Agreement, Intangible Property shall in all events exclude (i) any materials containing privileged communications or information about employees, disclosure of which would violate an employee’s reasonable expectation of privacy and any other materials which are subject to attorney-client or any other privilege, and (ii) any software or other item of intangible property held by any Seller pursuant to a license or other Contract where Buyer does not assume the underlying Contract relating to such intangible personal property at the Closing.

1.1.4   Receivables.  All instruments, receivables, accounts receivable and unbilled costs and fees attributable to the Business or the Purchased Assets and, subject to Section 1.2, all causes of action relating or pertaining to the foregoing (collectively, the “Receivables”), except for the Receivables described in Section 1.1.4 of the Disclosure Letter.

1.1.5   Certain Insurance Policies.  The insurance policies relating to the Purchased Assets or the operation of the Business set forth in Section 1.1.5 of the Disclosure Letter (the “Assumed Insurance”), which Section shall be updated by Seller and Buyer no later than five (5) business days prior to the Bid Deadline (as defined in the Bidding Procedures Order), except any recoveries or refunds thereunder with respect to actions or occurrences prior to the Closing Date.

1.1.6   Certain Deposits.  All of Sellers' right, title and interest in and to all claims, deposits (including any cash deposits made on account of any Real Property Lease or other Contract that are an Assumed Contract (“Purchased Deposits”), and any restricted cash, cash collateral and letters of credit Sellers are required to maintain in connection with Sellers’ workers compensation insurance programs that represent Assumed Insurance (collectively, “Restricted Cash”), other than the restricted cash, cash collateral and letters of credit of Sellers specifically identified in Section 1.1.6 of the Disclosure Letter), prepayments and similar items arising primarily out of, or relating to, the Business or the Purchased Assets.

1.1.7   Permits.  To the extent transferable pursuant to applicable law, all of Sellers' right, title and interest in and to all approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority (“Permits”) of Sellers held in connection with the ownership, lease or operation of the Purchased Assets or the conduct of the Business.

1.1.8   Books and Records.  All of Sellers' right, title and interest in and to all books, records, and other documents (whether on paper, computer diskette, tape or other storage media) associated with the Purchased Assets or the operation of the Business, including, but not limited to, property records, production records, purchase and sales records, credit data, marketing, advertising and promotional materials, personnel and payroll records of employees, accounting records, financial reports, Tax Returns, fixed asset lists, customer lists, customer records and information, supplier lists, parts lists, manuals, technical and repair data, correspondence, files and any similar items (collectively, “Books and Records”).

1.1.9   Cause of Action.  All of Sellers' right, title and interest in and to all rights, claims and causes of action against Sellers’ customers or which relate to the Intellectual Property (“Assumed Claims”).

1.1.10   Stationery.  All of Sellers' right, title and interest in and to all stationery, forms, labels, shipping materials, brochures, art work, photographs, advertising materials and any similar items used in the Business.

1.1.11   Non-Debtor Subsidiaries.  All of (i) the Sellers’ ownership rights and equity interests (collectively, the “Transferred Securities”) in Butler Technical Services India Private Limited and such other Non-Debtor Subsidiaries, if any, as shall be mutually agreed upon among Buyer and the Sellers prior to the Closing and set forth in Section 1.1.11 of the Disclosure Letter, which Section shall be updated by Seller and Buyer no later than five (5) business days prior to the Bid Deadline (as defined in the Bidding Procedures Order) and (ii) to the extent in the possession of the Sellers, organizational documents, record books, copies of Tax and financial records and such other files, books and records of the Sellers relating to the Non-Debtor Subsidiaries.  “Non-Debtor Subsidiaries” shall mean all of Parent’s direct and indirect subsidiaries that are not Sellers.

1.1.12   Certain Benefit Plans.  The Benefit Plans and Benefit Arrangements of Sellers set forth in Section 1.1.12 of the Disclosure Letter, which Section shall be updated by Seller and Buyer no later than five (5) business days prior to the Bid Deadline (as defined in the Bidding Procedures Order).

1.2          Excluded Assets.  Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall be limited to the items identified or described in Section 1.1 above and shall in any event exclude all of the following (collectively, the “Excluded Assets”): (i) those items expressly excluded pursuant to the provisions of Section 1.1 above; (ii) all cash or cash equivalents (other than Purchased Deposits and Restricted Cash); (iii) Sellers’ rights under this Agreement and all cash and non-cash consideration payable or deliverable to the Sellers by Buyer pursuant to the terms and provisions hereof; (iv)  claims and causes of action of Sellers, other than Assumed Claims; (v) any real property lease, other lease, or other Contract to which any Seller is a party which is listed or described in Section 1.2.1 of the Disclosure Letter and any Contract that does not become an Assumed Contract pursuant to Buyer’s designation rights set forth in Section 1.3 hereof (including, without limitation, any Contract with respect to which fails to become an Assumed Contract as a result of the fact that any consent requirement in favor of the counter-party thereto may not be overridden pursuant to Section 365 of the Bankruptcy Code) (collectively, “Excluded Contracts”), (vi)  all securities, whether capital stock or debt, of any Seller or any other entity, other than the Transferred Securities; (vii) all rights and claims in or to any refunds or credits of or with respect to any Taxes, assessments or similar charges paid by or on behalf of any Seller, in each case to the extent applicable to any period prior to the Closing; (viii) Tax records, minute books, stock transfer books and corporate seals of any Seller that Sellers are required by law to retain; provided that, Sellers shall provide Buyer with reasonable access to, and, at Buyer’s sole cost and expense, copies of, any Excluded Asset described in this subclause (viii); (ix) all suits, rights, claims, choses in action and causes of action of any Seller against any third party, including claims against any current or former officers, directors, employees, members, principals, agents, and representatives of such Seller, other than Assumed Claims; (x) subject to applicable law, all preference or avoidance claims and actions of the Seller arising under Chapter 5 of the Bankruptcy Code; (xi) all instruments, receivables, accounts receivable and unbilled costs and fees outstanding or owing between or among Sellers (or any entities comprising Sellers) and all causes of action relating or pertaining to the foregoing, (xii) any assets excluded pursuant to the Approval Order, (xiii) all assets related to or used in the business of Chief Executive Magazine and Butler Publishing Inc.; (xiv) refunds and recoveries under any such insurance policies relating to the Purchased Assets or the operation of the Business; (xv) the real property option related to the real estate located in Montvale, New Jersey, more fully described in Section 1.2(xv) of the Disclosure Letter; and (xvi) those additional assets, if any, listed in Section 1.2 (xvi) of the Disclosure Letter.  As used herein, “Taxes” means any taxes, charges, fees or other assessments imposed by any Governmental Authority, including all Federal, state, local, foreign and other income, gross receipts, franchise, capital stock, withholding, payroll, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, excise, transfer, profits, license, customs, estimated, severance, stamp, occupation, value added and corporation and any other taxes, including any interest, penalties or additions on or to the foregoing.

1.3          Executory Contract Designation.

1.3.1   No later than five (5) business days following the filing of the Approval Order with the Bankruptcy Court and Sellers have prepared the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume Sellers’ Executory Contracts pursuant to this Agreement (“Undisputed Cure Costs”), Sellers shall deliver to Buyer a true, correct and complete list of all Executory Contracts related to the Purchased Assets or otherwise used in connection with the Business (the “Executory Contract List”).  The Executory Contract List shall include Sellers’ Undisputed Cure Costs and such other commercial information related to the Executory Contracts listed thereon as shall be reasonably requested by Buyer.  As used herein, the term “Executory Contract” shall mean any Contract that is “executory” and any Other Leases and Real Property Leases that are “unexpired” as such terms are used in section 365 of the Bankruptcy Code.

1.3.2   To the extent a counterparty to an Executory Contract objects or otherwise challenges the Undisputed Cure Costs determined by Sellers and asserts a different monetary amount that must be paid and/or nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume such Executory Contracts pursuant to this Agreement, the difference between the Undisputed Cure Costs determined by Sellers and such amounts and/or nonmonetary obligations determined by such counterparty shall be referred to as the “Disputed Cure Costs”.

1.3.3   On or prior to the Designation Deadline, Buyer may designate in writing any Executory Contract as a Contract to be assumed by it pursuant to this Agreement (collectively, the “Assumed Contracts”).  Buyer shall be obligated to pay at Closing any Undisputed Cure Costs associated with the assumption of such Assumed Contract and shall be obligated to escrow or otherwise secure payment of any Disputed Cure Costs.  The Disputed Cure Costs shall only be paid by Buyer pursuant to Order of the Bankruptcy Court or mutual agreement between Buyer and the counterparty to the applicable Assumed Contract.  Notwithstanding anything contained herein to the contrary, Buyer shall only assume, and shall only be responsible for, Contracts designated by it as Assumed Contracts pursuant to this Section 1.3.  As used herein, the “Designation Deadline” shall mean the date that is five (5) business days following the date upon which the rights of the parties to the Executory Contracts to object or otherwise challenge Seller’s Undisputed Cure Costs expire pursuant to the Bidding Procedures Order and “Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

1.3.4   Sellers shall use commercially reasonable efforts to cooperate with Buyer in its efforts to reduce the Disputed Cure Costs and negotiate rent reductions with respect to Other Leases and Real Property Leases that are Executory Contracts.  Such efforts shall include, without limitation, providing Buyer with access to relevant business records, personnel, equipment, and Buyer's other reasonable requests in order to allow Buyer to assist with evaluating the Disputed Cure Costs, in each case, at Buyer’s sole cost and expense.  In furtherance of the foregoing, Sellers shall make, all payments arising or accruing following the filing of the Bankruptcy Case under Executory Contracts to be assumed hereunder (provided that, if not previously paid, Sellers shall make all such payments due and payable under such Executory Contracts promptly following the Designation Deadline), pursuant to Bankruptcy Code Sections 365, 503 or otherwise.

1.4          Assignment of Contracts and Rights.  To the maximum extent permitted by the Bankruptcy Code, the Purchased Assets shall be assumed by and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code as of the Closing Date or such other date as specified in an Order of the Bankruptcy Court.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any right thereunder if an attempted assignment without the consent of a third party would constitute a breach or in any way adversely affect the rights of Buyer or Sellers thereunder.  If such consent is not obtained or such assignment is not attainable pursuant to Section 105, 363 or 365 of the Bankruptcy Code, other than as a result of the failure to pay Disputed Cure Costs or Undisputed Cure Costs that are not Assumed Liabilities, then such Purchased Assets shall not be transferred hereunder and the Closing shall proceed with respect to the remaining Purchased Assets and Sellers, at Buyer’s sole cost and expense, shall use their commercially reasonable efforts, and Buyer shall cooperate with Sellers, to obtain any such consent and to resolve the impracticalities of assignment after the Closing.  To the extent that the consents referred to in this Section 1.4 have not been obtained by Sellers prior to the Closing, it being understood and agreed that any such consents shall be limited to consents associated with Permits constituting Purchased Assets, until the impracticalities of assignment referred to in this Section 1.4 hereof are resolved, Sellers shall use their commercially reasonable efforts to (i) provide Buyer the benefits of any Purchased Asset referred to in this Section 1.4, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer, and (iii) enforce, for the account and benefit, and at the cost, of Buyer, any and all rights of Sellers arising from the Purchased Assets referred to in this Section 1.4 against such issuer thereof and all other parties thereto (including the right to elect to terminate any Contract in accordance with the terms thereof on the advice of Buyer).  To the extent that Buyer is provided the benefits pursuant to this Section 1.4 of any Purchased Asset, Buyer shall perform, on behalf of Sellers, for the benefit of the issuer thereof and/or all other parties thereto, the obligations of Sellers thereunder or in connection therewith, but only to the extent that such action by Buyer would not result in any material default thereunder or in connection therewith.  Nothing contained in this Section 1.4 shall constitute a waiver of, or impair, Buyer's rights under Section 4.2.6.

1.5          Instruments of Transfer; Assumption of Liabilities.  The sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer shall be made by assignments, bill of sale, stock powers and other instruments of assignment, transfer and conveyance provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer to transfer, convey, assign and deliver the Purchased Assets to Buyer.  The assumption of the Assumed Liabilities by Buyer shall be made by an Undertaking provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer to assume the Assumed Liabilities.

2.           Consideration.

2.1          Purchase Price.

2.1.1   The consideration to be paid by Buyer to Sellers for the Purchased Assets (the "Purchase Price") shall be equal to (a) $26,875,000 in cash (except for amounts attributable to Sellers' outstanding letters of credit, to the extent replaced or assumed by Buyer), which amount is equal to the sum of (i) the estimated revolver loan balance, (ii) the estimated debtor-in-possession loan balance and (iii) estimated letters of credit balance, in each case, payable to General Electric Capital Corporation (“GECC”) by Sellers (such sum, the “Estimated Loan Balance”), as set forth in line 26 (column H) of the Debtor-in-Possession budget prepared by the Sellers (the “DIP Budget”) and attached hereto as Exhibit “A” and incorporated herein by reference, (b) plus the amount, if any, by which the sum of (i) the actual revolver loan balance, (ii) the actual debtor-in-possession loan balance and (iii) the actual letters of credit balance, in each case, as certified by Sellers (such sum, the “Actual Loan Balance”) exceeds the Estimated Loan Balance, or minus the amount, if any, by which the Estimated Loan Balance exceeds the Actual Loan Balance, (c) plus an amount equal to twenty-five percent (25%) of the difference, if any, between (i) $16,370,000 (the sum of the estimated aggregate amount of total disbursements made by Sellers, as set forth in line 99 (column H) of the DIP Budget and $750,000) and (ii) the actual aggregate amount of total disbursements made by Sellers (the “Actual Aggregate Disbursement Amount”); provided that, notwithstanding the foregoing and subject to the Purchase Price Cap Exceptions (as defined below), the Purchase Price shall not exceed an amount equal to the Estimated Loan Balance plus $750,000 (the “Purchase Price Cap”); provided further that, the Purchase Price Cap shall not apply to, and the Purchase Price shall be increased (without duplication) pursuant to subsection (b) of this Section 2.1.1 for, (x) the amount equal to the difference, if any, between (i) $8,900,000, the estimated aggregate amount of total collections received by Sellers, as set forth in line 163 (column H) of the DIP Budget and (ii) the actual aggregate amount of total collections received by Sellers (the “Actual Aggregate Collections Amount”), and (y) the amount equal to the difference, if any, between the actual total disbursement amounts with respect to the disbursement items set forth in lines 66 (Total payroll, taxes and related expenses), 69 (Sub-contractors) and 70 (Expense Reports) of the DIP Budget (the “Actual Billable Employee Disbursement Amounts”) and the corresponding estimated amounts set forth in the DIP Budget, but only to the extent such amounts are solely attributable to billable employees and sub-contractors of the Business (together, the exceptions to the Purchase Price Cap described in the preceding subsections (x) and (y), the “Purchase Price Exceptions”).  No later than three (3) business days prior to the Closing Date, Sellers shall cause to be prepared and delivered to Buyer a certificate signed by the Chief Executive Officer of Parent setting forth its calculation of the Purchase Price and, if used in the calculation of the Purchase Price pursuant to this Section 2.1.1, the accuracy of the Actual Loan Balance, the Actual Aggregate Disbursement Amount, the Actual Aggregate Collections Amount and the Actual Billable Employee Disbursement Amounts, in each case, used to calculate the Purchase Price.  Such certificate shall also certify that with respect to any increase in the Purchase Price in excess of the Purchase Price Cap relating to Actual Billable Employee Disbursement Amounts in excess of the corresponding estimated amounts, that all such amounts relate solely to disbursements attributable to billable employees and sub-contractors of the Business.

2.1.2   The Purchase Price shall be paid as follows:

(a)      Following the date hereof, but not later than one business day following such date, Buyer shall deposit into an escrow account with Deutsche Bank Trust Company Americas, as escrow agent (the “Escrow Holder”) an amount equal to $250,000 (the “Initial Deposit”), and thereafter, but not later than one Business Day prior to the Bid Deadline, Buyer shall deposit into an escrow account with the Escrow Agent, an amount equal to $750,000 (the “Second Deposit”, and together with the Initial Deposit, the “Cash Deposit”), both such deposits to be made in immediately available, good funds (funds delivered in this manner are referred to herein as “Good Funds”), pursuant to joint escrow instructions to be delivered to the Escrow Holder on or before the date hereof.  In turn, the Escrow Holder, shall immediately deposit the Cash Deposit upon receipt thereof, into an interest-bearing account, which shall be held and released pursuant to the terms of an Escrow Agreement among Buyer, Parent and the Escrow Holder, in a form to be agreed by the Parties and the Escrow Holder (the “Escrow Agreement”).  The Cash Deposit shall become nonrefundable if this Agreement is terminated by Sellers pursuant to Section 4.3.6 or 4.3.13 hereof (a “Buyer Default Termination”).  At the Closing, the Cash Deposit (and any interest accrued thereon) shall be credited and applied toward payment of the Purchase Price.  If the Cash Deposit becomes nonrefundable by reason of a Buyer Default Termination, Escrow Holder shall immediately disburse the Cash Deposit and all interest accrued thereon to Sellers to be retained by Sellers for their own account.  If, on the other hand, this Agreement is terminated for any reason other than a Buyer Default Termination, the Escrow Holder shall disburse to Buyer the Cash Deposit (together with all interest accrued thereon) in accordance with the terms of the Escrow Agreement, but less Buyer’s one-half share of the Escrow Holder’s escrow fees and charges.

(b)      On the Closing Date, Buyer shall (A) cause the Escrow Holder to deliver the Cash Deposit (together with all accrued interest thereon) to Sellers in accordance with the terms of the Escrow Agreement, and (B) pay and deliver, in Good Funds, the balance of the Purchase Price to Sellers.

2.2          Assumed Liabilities.  Buyer shall, effective as of the Closing Date, be assigned Sellers’ interest under the Assumed Contracts (specifically excluding the Excluded Contracts) to be assigned by Sellers under this Agreement and shall assume all then existing liabilities and obligations of Sellers (i) accruing under the Assumed Contracts after the Closing, (ii) arising in connection with the use and operation of the Leased Real Property (but only with respect to such property for which the Real Property Lease is an Assumed Contract) from and after the Closing Date; (iii) any and all accrued liabilities of Sellers to or with respect to the Transferred Employees for unpaid vacation pay as of the Closing Date; (iv)  for workers compensation and similar claims related to Transferred Employees for events occurring after the Closing, and (v) as may be set forth or described in Section 2.2-(v) of the Disclosure Letter (collectively, the “Assumed Liabilities”).  Other than the Assumed Liabilities, Buyer is not assuming and shall not be liable for any liabilities or obligations of Sellers.

2.3          Excluded Liabilities.  Except for the Assumed Liabilities specifically assumed by Buyer as set forth in Section 2.2, Buyer is not assuming and shall not be liable for any other liabilities or obligations of the Sellers or their respective Affiliates of whatever nature, including without limitation any liabilities for Taxes (except as otherwise provided in Section 3.5), whether presently in existence or arising hereafter, known or unknown, disputed or undisputed, contingent or non-contingent, liquidated or unliquidated or otherwise (collectively, the “Excluded Liabilities”).  As used herein, the term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

2.4          Purchase Price Allocation.  Within a reasonable period of time after the Closing, Buyer shall prepare and deliver to Sellers for their review and consideration a schedule (the “Allocation Schedule”) allocating the Purchase Price and the Assumed Liabilities among the various assets comprising the Purchased Assets in accordance with Treasury Regulation 1.1060-1 (or any comparable provisions of state or local Tax law) or any successor provision.  If Sellers disagree with or raise objections to the Allocation Schedule, Buyer and Sellers will negotiate in good faith to resolve such objections.  If the Parties are able to agree upon the allocation of the Purchase Price, Buyer and Sellers shall report and file all Tax Returns (including any amended Tax Returns and claims for refund) consistent with such mutually agreed Purchase Price allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings).  Buyer and Sellers shall file or cause to be filed any and all forms (including U.S. Internal Revenue Service Form 8594), statements and schedules with respect to such allocation, including any required amendments to such forms.  If, on the other hand, the Parties are unable mutually to agree upon the manner in which the Purchase Price and the Assumed Liabilities should be allocated within fifteen (15) days after receipt by Sellers of the Allocation Schedule, then any disputed matters shall be finally and conclusively determined in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”) by the New York office of Amper, Politziner & Mattia, or such other accounting firm of national reputation as shall be mutually acceptable to Buyer and Sellers (the “Independent Accountants”).  Promptly, but not later than fifteen (15) days after its acceptance of appointment hereunder, the Independent Accountant shall determine only those matters in dispute and shall render a written report as to the disputed matters and the resulting allocation, and such report of the Independent Accountant shall be final, conclusive and binding upon Buyer and Sellers.  The fees and disbursements of the Independent Accountants shall be borne solely by Buyer.  Notwithstanding any other provisions of this Agreement, the provisions of this Section 2.4 shall survive the Closing.  As used herein, “Tax Returns” means, collectively, all returns, reports and similar statements (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Governmental Authority relating to Taxes.

3.           Closing Transactions.

3.1          Closing.  The Closing of the transactions provided for herein (the “Closing”) shall take place at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York  10174, or at such other place as Buyer and Parent mutually agree, at 10:00 A.M. local time, on the Closing Date.

3.2          Closing Date.  Subject to the satisfaction of the last of the conditions set forth in Sections 4.1 and 4.2 below (or the waiver thereof by the Party entitled to waive that condition), the Closing shall be held upon the earlier to occur (such date of the Closing determined pursuant to this Section 3.2, the “Closing Date”) of (i) the second (2nd) business day after entry of the Approval Order and (ii) July 10, 2009 (as may be extended by mutual agreement, the “Outside Date”).  Alternatively, the Parties may mutually agree to an extended Closing Date.  Until this Agreement is either terminated or the Parties have agreed upon an extended Closing Date, the Parties shall diligently continue to work to satisfy all conditions to Closing and the transaction contemplated herein shall close as soon as such conditions are satisfied or waived.  As used herein, a “Final Order” shall mean an Order of the Bankruptcy Court (or any non-interlocutory portion thereof) the operation of which has not been modified or amended without the consent of Buyer, reversed or stayed, as to which order no appeal or motion, application, petition or writ seeking reversal, reconsideration, reargument, rehearing, certiorari, amendment, modification, a stay or similar relief is pending, and the time to file any such appeal or motion, application, petition or writ has expired.

3.3          Sellers’ Deliveries to Buyer at Closing.  On the Closing Date, Sellers shall make the following deliveries to Buyer:

3.3.1   A General Assignment and Assumption Agreement substantially in the form attached as Exhibit “B” hereto, duly executed by Sellers pursuant to which each Seller shall assign to Buyer its interest, if any, in the Assumed Contracts and other assets described therein (the “General Assignment”).

3.3.2   A bill of sale, duly executed by each Seller substantially in the form attached hereto as Exhibit “C,” pursuant to which each Seller shall transfer its right, title and interest in and to the Personal Property and the Receivables to Buyer (the “Bill of Sale”).

3.3.3   An assignment of intangible property, duly executed by each Seller, substantially in the form of the assignment attached as Exhibit “D” hereto, pursuant to which each Seller shall assign to Buyer its right, title and interest, if any, in and to the Intangible Property (the “Assignment of Intangible Property”).

3.3.4   An assignment of domain names, duly executed by each Seller, substantially in the form of the assignment attached as Exhibit “E” hereto, pursuant to which each Seller shall assign to Buyer its right, title and, if any, in and to all domain names used in connection with the Business or the Purchased Assets (the “Domain Name Assignment”).

3.3.5   The compliance certificate described in Section 4.2.1, duly executed by Parent.

3.3.6   Duly executed counterparts of the consents referred to in Section 4.2.6.

3.3.7   Affidavits of non-foreign status for each Seller transferring U.S. property that comply with Section 1445 of the Code and the Treasury regulations promulgated thereunder.

3.3.8   Certificates representing the Transferred Securities, duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents, in form and substance satisfactory to Buyer, that are necessary to transfer good and valid title to such capital stock or other equity interest of the Non-Debtor Subsidiaries.

3.3.9   Any such other documents or other things reasonably contemplated by this Agreement to be delivered by Sellers to Buyer at the Closing.

3.4          Buyer’s Deliveries to Sellers at Closing.  On the Closing Date, Buyer shall make or cause the following deliveries to Seller:

3.4.1   That portion of the Purchase Price to be delivered by Buyer directly to Sellers at the Closing under Section 2.1 (and Buyer shall cause Escrow Holder to deliver the Cash Deposit to Sellers as contemplated in Section 2.1.2(b) hereof).

3.4.2   An undertaking, duly executed by Buyer substantially in the form attached hereto as Exhibit “F,” pursuant to which Buyer shall assume and agree to perform, pay, or discharge, when due, the Assumed Liabilities, effective as of the Closing (the “Undertaking”).

3.4.3   A counterpart of the General Assignment, duly executed by Buyer.

3.4.4   A counterpart of the Assignment of Intangible Property, duly executed by Buyer.

3.4.5   The compliance certificate described in Section 4.1.1, duly executed by Buyer.

3.4.6   Any such other documents, funds or other things reasonably contemplated by this Agreement to be delivered by Buyer to Seller at the Closing.

3.5          Sales, Use and Other Taxes.  Any sales, purchases, transfer, stamp, documentary stamp, use or similar Taxes under the laws of the states in which any portion of the Purchased Assets are located, or any subdivision of any such state, which may be payable by reason of the sale of the Purchased Assets or the assumption of the Assumed Liabilities under this Agreement or the transactions contemplated herein shall be borne solely by Buyer; provided that Buyer shall not be responsible for any such Taxes pursuant to this Section 3.5 in the aggregate in excess of $100,000.

3.6          Possession.  Except as otherwise provided herein, right to possession of the Purchased Assets shall transfer to Buyer on the Closing Date.

4.           Conditions Precedent to Closing.

4.1          Conditions to Sellers’ Obligations.  Sellers’ obligation to make the deliveries required of Sellers at the Closing Date and otherwise consummate the Transactions contemplated herein shall be subject to the satisfaction or waiver by Sellers of each of the following conditions:

4.1.1   The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Buyer shall have in all material respects performed or tendered performance of or complied with, each and every covenant, obligation and condition on Buyer’s part to be performed which, by its terms, is required by this Agreement to be performed or complied with at or before the Closing, and Buyer shall have delivered to Parent a certificate dated the Closing Date and signed by a senior officer of Buyer in the officer’s capacity as such confirming the foregoing.

4.1.2   Buyer shall have executed and delivered to Seller the General Assignment and Assignment of Intangible Property.

4.1.3   Buyer shall have delivered, or shall be prepared to deliver (or cause to be delivered) to Sellers at the Closing, the Purchase Price.

4.1.4   Buyer shall have delivered to Sellers appropriate evidence of all necessary limited liability company action by Buyer in connection with the transactions contemplated hereby, including, without limitation:  (i) certified copies of resolutions duly adopted by Buyer’s Board of Managers approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

4.1.5   No action, suit or other proceedings shall be pending before any Governmental Authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any Governmental Authority having appropriate jurisdiction.

4.1.6   The Bankruptcy Court shall have entered the Approval Order and the Approval Order shall not have been stayed as of the Closing Date.

4.2          Conditions to Buyer’s Obligations.  Buyer’s obligation to make the deliveries required of Buyer at the Closing, and to otherwise close the Transaction contemplated herein, shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

4.2.1   The representations and warranties of Sellers made in this Agreement that are qualified by materiality or Material Adverse Effect, shall be true and correct as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, and the representations and warranties of Sellers that are not so qualified shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), and Sellers shall have in all material respects performed or tendered performance of or complied with, each and every covenant, obligation and condition on each Seller’s part to be performed which, by its terms, is required by this Agreement to be performed or complied with at or before the Closing, and Parent shall have delivered to Buyer a certificate dated the Closing Date and signed by a senior officer of Parent in the officer’s capacity as such confirming the foregoing.

4.2.2   Sellers shall have executed and be prepared to deliver to Buyer the Assignment of Leases and Contracts, the Bill of Sale and the Assignment of Intangible Property.

4.2.3   Sellers shall have delivered, or shall be prepared to deliver to Buyer at the Closing, all other documents required of Sellers to be delivered at the Closing.

4.2.4   No action, suit or other proceedings shall be pending before any Governmental Authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any Governmental Authority having appropriate jurisdiction.

4.2.5   The Order, substantially in the form attached hereto as Exhibit “G” (the “Approval Order”), approving, among other things, the sale of the Purchased Assets to Buyer and assumption by Buyer of the Assumed Liabilities, shall have been entered by the Bankruptcy Court and shall not have been modified or amended without the consent of Buyer, reversed or stayed as of the Closing Date.

4.2.6   Sellers shall have obtained those consents related solely to Permits set forth in Section 4.2.6 of the Disclosure Letter.

4.3          Termination.  This Agreement may be terminated at any time prior to the Closing:

4.3.1   by mutual written consent of Buyer and the Sellers at any time prior to the Closing;

4.3.2   by Buyer or Sellers, if the Closing shall not have occurred by the close of business on the Outside Date; provided, however, that if the Closing shall not have occurred on or before the Outside Date due to a material breach of any representations, warranties, covenants or agreements contained in this Agreement by Buyer or a Seller, then the breaching party may not terminate this Agreement pursuant to this Section 4.3.2;

4.3.3   by Buyer, if any material condition to the obligations of Buyer set forth in Section 4.2 shall have become incapable of fulfillment other than as a result of a breach by Buyer of any covenant or agreement contained in this Agreement, and such condition is not waived by Buyer;

4.3.4   by Sellers, if any material condition to the obligations of the Sellers set forth in Section 4.1 shall have become incapable of fulfillment other than as a result of a breach by the Sellers of any covenant or agreement contained in this Agreement, and such condition is not waived by the Sellers;

4.3.5   by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of Sellers set forth in this Agreement, such that the conditions set forth in Section 4.2 would not be capable of being satisfied; provided, however, that Sellers shall have ten (10) business days after receipt of written notice of such default from Buyer to cure such breach and further provided that Buyer shall not have the right to terminate this Agreement solely as a result of acceptance by Sellers of a higher and better bid in accordance with the Bidding Procedures;

4.3.6   by Sellers, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, such that the conditions set forth in Section 4.1 would not be capable of being satisfied; provided, however, that Buyer shall have ten (10) business days after receipt of written notice of such default from Parent to cure such breach;

4.3.7   by Buyer, if the Approval Order with respect to the Transactions has been entered and (i) Buyer has provided the Sellers with written notice that it is prepared to consummate the Transactions and (ii) the Closing Date does not occur within four (4) business days of the Buyer providing the Sellers with such notice;

4.3.8   by Buyer, upon written notice prior to the Bid Deadline (as defined in the Bidding Procedures Order), if Buyer has not obtained financing commitments from General Electric Capital Corporation or one of its Affiliates or another financial institution on terms reasonably satisfactory to Buyer for sufficient funds available, together with $5,000,000 in cash to be provided by Buyer, to pay the Purchase Price and all other payments required to be paid by Buyer pursuant to Agreement, and any expenses incurred by Buyer in connection with the Transactions (the “Financing”) (for the avoidance of doubt, in the event Buyer terminates this Agreement pursuant to this Section 4.3.8, the Initial Deposit and the Second Deposit, if deposited with the Escrow Holder (together with all interest accrued thereon), shall be disbursed to Buyer in accordance with Section 2.1.2 hereof);

4.3.9   by Buyer, if the Order, substantially in the form attached hereto as Exhibit “H” (the “Bidding Procedures Order”) shall not have been entered by the Bankruptcy Court on or before June 9, 2009;

4.3.10 by Buyer, if the Approval Order shall not have been entered by the Bankruptcy Court on or before July 1, 2009;

4.3.11 by Buyer if the Bidding Procedures Order shall not have become a Final Order on or before ten (10) days after entry thereof;

4.3.12 by Buyer, if the Approval Order shall have been modified or amended without the consent of Buyer, reversed or stayed as of the Closing Date;

4.3.13 by Sellers, if the Second Deposit is not made by Buyer as required by Section 2.1.2(a) hereof; and

4.3.14 automatically, upon consummation of a sale or other disposition of any or all of the Purchased Assets to a third party other than Buyer.

4.4          Effect of Termination.  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Buyer or the Sellers; provided, however, that the provisions of Section 2.1.2(a) and Section 13 hereof shall survive any such termination and shall be enforceable hereunder; provided further, however, that nothing in this Section 4.4 shall be deemed to release any party from liability for any breach of its obligations under this Agreement.

5.           Representations and Warranties.

5.1          Representations and Warranties of Sellers.  In addition to the representations and warranties contained elsewhere in this Agreement, each Seller hereby jointly and severally represents and warrants to Buyer that:

5.1.1   Organization and Good Standing.  Each Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and, subject to the limitations imposed on such Seller as a result of having filed a petition for relief under the Bankruptcy Code, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.1.2       Authorization of Agreement.  Subject to entry of the Approval Order and such other authorization as is required by the Bankruptcy Court, each Seller has the requisite power and authority to execute and deliver this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party and to perform its respective obligations hereunder and thereunder.  The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action, corporate or otherwise, on the part of each Seller.  This Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party has been duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery by the other parties hereto, the entry of the Approval Order and receipt of such other authorization as is required by the Bankruptcy Court) this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party constitutes legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with its respective terms, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.1.3        Conflicts; Consents of Third Parties.

(a)           The execution and delivery by each Seller of this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party, the consummation of the Transactions contemplated hereby and thereby, or compliance by such Seller with any of the provisions hereof do not conflict with, or result in any violation of or default or breach (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of such Seller; (ii) subject to entry of the Approval Order, any Contract, Real Property Lease or Permit to which such Seller is a party or by which any of the properties or assets of such Seller are bound; (iii) subject to entry of the Approval Order, any Order of any government or any agency, bureau, board, commission, court, department, official, political subdivision, quasi-governmental, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign (each, a “Governmental Authority”), applicable to such Seller or any of the properties or assets of such Seller as of the date hereof; or (iv) subject to entry of the Approval Order, any applicable law, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, breaches, terminations or cancellations that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.  No Seller is a party to, or subject to or bound by, any judgment, injunction or decree of any Governmental Authority or agreement which may restrict or interfere with the performance by such Seller of this Agreement or Buyer’s ability to operate the Business as currently operated.  As used herein, a “Material Adverse Effect” means the occurrence of a material adverse effect on the ability of the Sellers, taken as a whole, to perform their obligations under this Agreement.

(b)           Set forth in Section 5.1.3 of the Disclosure Letter is a list of consents related to Permits that may be required on the part of the Sellers in connection with the execution and delivery of this Agreement or any other agreement, document or instrument contemplated hereby or thereby to which it is a party, the compliance by the Sellers with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or thereby, the assignment or conveyance of the Purchased Assets, or the taking by the Sellers of any other action contemplated hereby or thereby

5.1.4        Title to Purchased Assets.  One of the Sellers has good and valid title to or leasehold interest in the Purchased Assets in each case free and clear of Liens, except (i) mechanics’, carriers’, workmen’s, landlord’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (ii) other imperfections of title or encumbrances, if any, that, individually and in the aggregate, do not materially impair, and would not reasonably be expected to materially impair, the use of the Purchased Assets in the conduct of the Business as conducted by Sellers, (iii) Liens for Taxes and assessments that are not yet due and payable (for which adequate reserves have been made in the Financial Statements in accordance with generally accepted accounting principles in the United States “GAAP”); (iv) Debtor in Possession Financing, if any, and (v) financing pursuant to that certain Supplier Agreement dated April 29, 2009 between Butler Service Group, Inc. and Citibank, N.A. (the Liens described in clauses (i) through (v) above are referred to collectively as “Permitted Liens”).  Assuming receipt of the Approval Order, upon Closing, Buyer will be vested with good and valid title to or leasehold interest in the Purchased Assets free and clear of all Liens, including Permitted Liens, to the fullest extent permissible under Sections 363 and 365 of the Bankruptcy Code.

5.1.5        Tax Matter.  None of the Sellers is a foreign person within the meaning of Section 1445(f)(3) of the Code.

5.1.6        Intellectual Property.

(a)           Except as set forth in Section 5.1.6 of the Disclosure Letter, Sellers do not own or license any of the following Intangible Property that is used or held for use in the operation or conduct of the Business: patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, service marks, trade names, business names, brand names, copyrights, copyright registrations, designs or design registrations.

(b)           Sellers have not granted any license of any kind relating to any Intangible Property or the marketing or distribution thereof, except nonexclusive licenses to end-users in the ordinary course of Business.  Sellers are not bound by or a party to any license or agreement of any kind relating to the Intangible Property of any other individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or Governmental Authority (each, a “Person”) for the use of such Intangible Property in the conduct of the Business, except as set forth in Section 5.1.6 of the Disclosure Letter and except for so-called “shrink-wrap” license agreements relating to computer software licensed in the ordinary course of the Business.  To the Knowledge of Parent, the conduct of the Business as presently conducted does not violate, conflict with or infringe in any material respect the Intangible Property of any other Person.  Except as set forth in Section 5.1.6 of the Disclosure Letter, no claims are pending or, to the Knowledge of Parent, threatened, against Sellers by any person with respect to the ownership, validity, enforceability, effectiveness or use in the Business of any Intangible Property.  To the Knowledge of Parent, no third party is violating or infringing in any material respect the Intangible Property owned by Sellers that is used or held for use in the operation or conduct of the Business.  Except as set forth in Section 5.1.6 of the Disclosure Letter, no claims are pending or, to the Knowledge of Parent, threatened by any of the Sellers against any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intangible Property owned by Sellers that is used or held for use in the operation or conduct of the Business.

(c)           The Intangible Property owned or licensed and used or held for use in the operation or conduct of the Business, as set forth in Section 5.1.6 of the Disclosure Letter, is, to the Knowledge of Parent, sufficient to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof.

5.1.7        Permits.  Section 5.1.7 of the Disclosure Letter sets forth a true, complete and correct list of all material Permits relating to the Purchased Assets held by the Sellers as of the date of this Agreement.  Except as set forth in Section 5.1.7 of the Disclosure Letter, all such Permits (i) are valid and in full force and effect and none of the Sellers are in default under or in violation of any such Permit, except for such defaults or violations which would not reasonably be expected, individually or in the aggregate, to materially restrict or interfere with Buyer’s ability to operate the Business as currently operated and, to the Knowledge of Parent, no suspension or cancellation of any such Permits is pending (other than pursuant to its terms) or, to the Knowledge of Parent, threatened and (ii) except as set forth in Section 5.1.7 of the Disclosure Letter and subject to entry of the Approval Order, may be transferred or reissued to Buyer in accordance with this Agreement and without the approval of any Person (other than the Bankruptcy Court).

5.1.8        Assets Necessary to Business.  Except as set forth in Section 5.18 of the Disclosure Letter, the Purchased Assets constitute all of the assets (real or personal), properties, licenses and Contracts (other than Excluded Assets) that are being used on the date hereof in the Business as conducted on the date hereof and include all assets, properties, licenses and Contracts, which to the Knowledge of Seller are necessary to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof.  None of the Excluded Assets is necessary to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof.

5.1.9        Employee Benefits.  Section 5.1.9 of the Disclosure Letter identifies:

(i)
Each “employee benefit plan”, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained or otherwise contributed to by Sellers that is covered by ERISA (collectively, the “Benefit Plans”), copies or descriptions of which have been made available to Buyer.

(ii)
Each material plan or arrangement not subject to ERISA maintained or otherwise contributed to by Sellers providing for deferred compensation, bonuses, equity compensation, employee insurance coverage or any similar compensation or welfare benefit arrangement (collectively, the “Benefit Arrangements”), copies or descriptions of which have been made available to Buyer.

(iii)
Subject to the exceptions set forth in Section 5.1.9 of the Disclosure Letter, each Benefit Plan and Benefit Arrangement has, to the Knowledge of Seller, been maintained and administered at all times substantially in compliance with its terms and all applicable laws, including ERISA and the Code, applicable to such Benefit Plan or Benefit Arrangement, except where the failure to do so would not reasonably be expected to result in a material liability to Buyer or any of its Affiliates.

(iv)
Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

5.1.10      Litigation.  Except as described in Section 5.1.10 of the Disclosure Letter, as of the date of this Agreement, there is no material litigation or, to the Knowledge of Parent, investigation by any Governmental Authority with respect to any customer, supplier or Intangible Property of Sellers pending or, to the Knowledge of Parent, threatened to which Sellers are a party.

5.1.11      Material Contracts.

(a)           Section 5.1.11-(a) of the Disclosure Letter (which Section may be supplemented and amended by Sellers within five (5) business days following the date hereof) sets forth a true, correct and complete list as of the date of this Agreement of each of the following types of written Contracts to which any Seller is a party and to which the Purchased Assets are subject, or which arise out of or relate primarily to the Business or the Purchased Assets, including the following:

(i)
Any employment Contract with any employee of Seller or any severance agreements or other compensation or bonus arrangements and any collective bargaining agreement or other agreement with any labor union or employee bargaining representative;

(ii)
Any covenant not to compete, restrictive covenant or other agreement that would otherwise prohibit, restrict or limit Buyer or any of its Affiliates from operating the Business after the Closing in the manner that it was operated on the date of this Agreement or otherwise impose any limitation on Buyer or its Affiliates;

(iii)	Any Contract to lease personal property which has future liability in excess of $25,000 per annum;

(iv)
Any Contract or group of related Contracts, other than purchase orders entered into in the ordinary course of business, which involve commitments to make capital expenditures or which provide for the purchase of goods or services by any Seller from any one Person under which the undelivered balance of such goods or services has a purchase price in excess of $25,000;

(v)	Any non-competition agreement with any employee, officer, consultant or management advisor of the Business;

(vi)	Any nondisclosure, confidentiality or standstill arrangement with any Person;

(vii)	Any Contract regarding any special pricing arrangement;

(viii)
Any Contracts relating to providing services to clients of the Business (to the extent any such Contracts are form agreements, Sellers shall only be required to set forth the standard terms of such form agreements);

(ix)
Any Contract providing for the sale, transfer or other disposition of any material asset or other property owned, by Sellers or their Affiliates and utilized primarily in the Business, that but for such Contract, would constitute a Purchased Asset pursuant to this Agreement;

(x)	Any Contract with an Affiliate of any Seller (other than employment, severance agreements and other compensation or bonus arrangements covered by Section 5.1.1(a)(i));

(xi)	Any joint venture, client development, collaboration or limited partnership agreement or other arrangement involving a sharing of profits, revenue or expenses involving any Seller;

(xii)	Any marketing Contract involving payments in excess of $25,000 per year;

(xiii)
Any Contract entered into within the last twelve (12) months, not in the ordinary course of business, in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any Person (including, without limitation, any Governmental Authority) providing for aggregate payments in excess of $25,000; or

(xiv)	Any Contract with any Person with respect to the provision of services to any Seller providing for aggregate payments in excess of $25,000.

(b)           Sellers have made available to Buyer a true, correct and complete copy of each Contract listed in Section 5.1.11-(a) of the Disclosure Letter as amended to date.  Except as disclosed in Section 5.1.11-(b) of the Disclosure Letter, each Contract described in Section 5.1.11-(a) of the Disclosure Letter and Section 5.1.12-(b) of the Disclosure Letter (collectively, the “Material Contracts”) is valid, binding and in full force and effect and is enforceable by the applicable Seller in accordance with its terms.  Except as disclosed in Section 5.1.11-(b) of the Disclosure Letter, no Seller is in breach in any material respect or default in any material respect under any Material Contract (other than with respect to Material Contracts with former employees), and no party has given written notice or asserted to such Seller or that such Seller is in violation or default thereunder.  Except as disclosed in Section 5.1.11-(b) of the Disclosure Letter, to the Knowledge of Parent, no other party to a Material Contract is in breach in any material respect or default under any such Material Contract.  To the Knowledge of Parent, there have been no threatened cancellations of, or any dispute under, any Material Contract; nor, to the Knowledge of Parent, does there exist the basis for any such cancellation or dispute.  Assuming all of the consents of third parties disclosed in Section 5.1.11-(b) of the Disclosure Letter are obtained, the enforceability of the Material Contracts will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.1.12     Property.

(a)           Sellers do not own any real property.

(b)          Section 5.1.12-(b) of the Disclosure Letter sets forth the address or other description of each parcel of Leased Real Property, and a true, correct and complete list of all Real Property Leases for each Leased Real Property held by the Sellers (including the date, if available, and name of each of the parties to such Lease document).  The Sellers have delivered or made available to Buyer a true and complete copy of each of the aforementioned Real Property Lease documents and, except as set forth in Section 5.1.12-(b) of the Disclosure Letter, such Real Property Leases have not been amended, modified, restated or otherwise supplemented.  Except as set forth in Section 5.1.12-(b) of the Disclosure Letter, with respect to each of the aforementioned Real Property Leases: (i) except as results from the pendency of the Bankruptcy Case, the Sellers have a valid and subsisting leasehold estate in and the right to quiet enjoyment of such Leased Real Property for the full term of such Real Property Lease, and such Real Property Lease is legal, valid, binding and enforceable against the applicable Seller and in full force and effect; (ii) except as results from the pendency of the Bankruptcy Case, the Sellers have not received written notice of any current default thereunder (or condition or event, which, after notice or a lapse of time or both, would constitute a default thereunder); (iii) no security deposit or portion thereof deposited with respect to such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease which has not been redeposited in full; (iv) the Sellers do not owe, nor will they in the future owe, any brokerage commissions or finder’s fees with respect to such Real Property Lease; (v) except as set forth in Section 5.1.12-(b) of the Disclosure Letter, the other party to such Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Sellers; (vi) except as set forth in Section 5.1.12-(b) of the Disclosure Letter, there are no Liens on the estate or interest created by such Real Property Lease created or suffered to exist by the Sellers that will not be extinguished pursuant to the Approval Order as against such estate or interest; (vii) except as set forth in Section 5.1.12-(b) of the Disclosure Letter, no Seller and, to the Knowledge of Parent, no other party to such Real Property Lease has assigned the same or sublet any part of the premises covered thereby or exercised any option or right thereunder; (viii) no material penalties are accrued or unpaid under any Real Property Lease; (ix) except as set forth in Section 5.1.12-(b) of the Disclosure Letter, no consent of any third party under such Real Property Lease is necessary with respect to Buyer’s acquisition of the Purchased Assets, nor will such Real Property Lease be terminable or in default as a result of the consummation of the transactions contemplated thereby.

5.1.13      Financial Statements.  Section 5.1.13 of the Disclosure Letter contains a true, correct and complete copy of the following financial statements: (i) an unaudited balance sheet of the Business as of March 31, 2009 (the “Recent Balance Sheet”), and an unaudited statement of income of the Business for the three months then ended, and (ii) unaudited balance sheet of the Business as of December 31, 2008 and the unaudited balance sheet of the Business as of December 31, 2007 and statements of income for the Business for the fiscal years then ended (collectively, the “Financial Statements”).  Except as set forth in Section 5.1.13 of the Disclosure Letter, the Financial Statements were derived from the accounting books and records of the Business and were prepared in accordance with GAAP, as in effect on the date of such Financial Statements and applied on a consistent basis in such financial statements (except as may be indicated in the notes or comments to such Financial Statements), and such Financial Statements and notes or comments fairly present, in all material respects, the financial position and results of operations of the Business as of their respective dates and for the respective periods covered thereby giving effect to certain estimated allocations and charges for services disclosed in Section 5.1.13 of the Disclosure Letter.

5.1.14      Absence of Changes or Events.  Except as set forth in Section 5.1.14 of the Disclosure Letter and except for the contemplated or actual filing of the Bankruptcy Case, as applicable, since the date of the Recent Balance Sheet, the Business has been conducted only in the ordinary course of business consistent with past practice, no Seller has taken any action which, if taken after the execution and delivery of this Agreement, would constitute a breach of Section 10 (or has authorized or proposed or entered into any agreement for taking any such action), and there has been no change, event, occurrence or circumstance with respect to the Business or the Purchased Assets that has had or would reasonably be expected to have a Material Adverse Effect.

5.1.15      Board Approval and Recommendation.  The Board of Directors of each Seller has determined that, based upon its consideration of the available alternatives, and subject to the approval of the Bankruptcy Court and the provisions in this Agreement regarding the solicitation of competing transactions, a sale, assignment and assumption of the Purchased Assets and Assumed Contracts pursuant to this Agreement under Sections 105, 363 and 365 of the Bankruptcy Code is in the best interests of Sellers.

5.1.16      Acknowledgment.  The Sellers hereby acknowledge that, other than the obligations of Buyer set forth in this Agreement, Buyer does not have any obligation to further bid or overbid for the Purchased Assets or participate in any auction at which qualified bidders bid to acquire the assets of the Business

5.2           Buyer’s Warranties and Representations.  In addition to the representations and warranties contained elsewhere in this Agreement, Buyer hereby makes the following representations and warranties to Seller:

5.2.1        Organization and Good Standing.  Buyer is an entity duly formed, validly existing and in good standing under the laws of Delaware, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.2.2        Authorization of Agreement.  Buyer has the requisite power and authority to execute and deliver this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer.  This Agreement and each other agreement, document or instrument contemplated hereby or thereby to which Buyer is a party has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto, the entry of the Approval Order and receipt of such other authorization as is required by the Bankruptcy Court) this Agreement and each other agreement, document or instrument contemplated hereby or thereby to which Buyer is a party constitutes legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its respective terms, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3           Survival of Representations.  The representations and warranties set forth in Section 5.1 and Section 5.2 shall survive through, and terminate as of, the Closing.

6.           “AS IS” TRANSACTION.  EXCEPT WITH THE RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLERS SET FORTH IN SECTION 5.1 HEREOF (WHICH MAY BE RELIED UPON BY BUYER), BUYER HEREBY ACKNOWLEDGES AND AGREES THAT SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS (INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS OR WHICH IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE PURCHASED ASSETS, THE TERMS, AMOUNT, VALIDITY, COLLECTABILITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES OR REAL PROPERTY LEASE OR OTHER LEASE OR CONTRACT, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE OR USE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF).  EXCEPT AS SET FORTH IN SELLERS’ REPRESENTATIONS AND WARRANTIES IN SECTION 5.1 HEREOF, WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLERS HEREBY DISCLAIM ANY WARRANTY (EXPRESS OR IMPLIED) OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE AS TO ANY PORTION OF THE PURCHASED ASSETS.  BUYER FURTHER ACKNOWLEDGES THAT BUYER IS PROCEEDING WITH ITS ACQUISITION OF THE PURCHASED ASSETS BASED SOLELY UPON ITS INDEPENDENT INSPECTIONS AND INVESTIGATIONS OF SUCH ASSETS.  ACCORDINGLY, BUYER WILL ACCEPT THE PURCHASED ASSETS AT THE CLOSING “AS IS, WHERE IS,” AND UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS AGREEMENT.

7.           Financing.  Buyer shall use its commercially reasonable efforts to obtain the Financing, including using commercially reasonable efforts to (i) negotiate definitive agreements with respect thereto, (ii) satisfy on a timely basis all conditions applicable to Buyer in such definitive agreements that are within its control and (iii) consummate the Financing at Closing.  Buyer shall keep Sellers informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing.

8.           Employee Matters.

(a)           Buyer shall offer employment, commencing on the Closing Date, to all employees of Sellers whose services are billed to third parties, and such other employees of Sellers as may be designated by Buyer by written notice to Seller 48 hours prior to the Closing on terms and conditions that are generally comparable in the aggregate to those currently provided by Buyer to its employees that are similarly situated.  Those employees to whom offers of employment are made and who commence employment as of the Closing Date or such other applicable date shall be collectively referred to as the “Transferred Employees.”  From and after the date hereof, Sellers shall provide Buyer with reasonable access to the employees of Sellers in order for Buyer to (i) interview any such employee regarding potential future employment with Buyer and (ii) distribute to any such employee such forms and other documents setting forth the terms and conditions upon which employment with Buyer is offered and any other forms and documents as Buyer may deem necessary or desirable.

(b)           Buyer shall give Transferred Employees full credit for purposes of eligibility and vesting and benefit accrual (other than benefit accrual under a defined benefit pension plan) under the employee benefit plans or arrangements maintained by Buyer in which such Transferred Employees participate for such Transferred Employees’ service with the Sellers (or any of them).

(c)           Within ten (10) business days following the later of (i) the execution of this Agreement or (ii) the Buyer's identification of all of the Transferred Employees, the Sellers shall provide a list of the name and site of employment of any and all employees of the Sellers who have experienced, or will experience, an employment loss or layoff – as defined by the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable state or local law requiring notice to employees in the event of a closing or layoff (the “WARN Act”) as a result of the Transactions contemplated by this Agreement.

(d)            The Sellers and Buyer shall cooperate to comply with and take all actions necessary to minimize the obligations arising under the WARN Act in connection with any (i) plant closing as defined in the Warn Act affecting any site of employment or one or more facilities or operating units within any site of employment of the Sellers; (ii) mass-layoff as defined in the WARN Act affecting any site of employment of the Sellers; or (iii) similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff.  Notwithstanding any other provision of this Agreement, Sellers shall be solely responsible for issuing any notices to employees of Sellers required under the WARN Act and Sellers shall be solely responsible for any and all liabilities arising under the WARN Act prior to, on or following the Closing Date with respect to any and all employees of Sellers; provided, however, Buyer shall be responsible for any WARN Act liabilities arising following the Closing with respect to only Transferred Employees.

(e)           Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Transferred Employee.  Nothing contained in this Agreement shall be construed to require, or prevent the termination of, employment of any individual, require minimum benefit or compensation levels or prevent any change in the employee benefits provided to any individual Transferred Employee.  No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee of any Seller or any other Persons or entities (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

(f)           For the avoidance of doubt, Sellers shall retain and be solely responsible for all employee liabilities and obligations relating to employees of Sellers who do not become Transferred Employees.

9.           Access to Records and Properties of Sellers; Publicity.

9.1           From and after the date of this Agreement until the Closing Date, Sellers shall afford to Buyer’s officers, independent public accountants, counsel, lenders, consultants and other representatives, reasonable access for examination at all reasonable times to the Purchased Assets and all Books and Records pertaining to the Purchased Assets, the Business, the Assumed Liabilities, the Owned Real Property and Leased Real Property, and access to all the officers, key employees, accountants and other representatives of the Sellers, as it reasonably requests and to make extracts and copies of any such Books and Records.  Buyer, however, shall not be entitled to access to any materials containing communications subject to the attorney-client privilege.  Buyer expressly acknowledges that nothing in this Section 9 is intended to give rise to any contingency to Buyer’s obligations to proceed with the transactions contemplated herein.

9.2           Except as required by law, none of the parties hereto shall issue (nor shall their respective Affiliates issue) any press release or other announcement or public disclosure concerning this Agreement or the Transactions without first providing a copy of the proposed disclosure reasonably in advance of its release to allow the other party the opportunity to review and provide reasonable comments thereon.

10.           Conduct Pending the Closing.

10.1         Except (i) as required by applicable law, (ii) as otherwise expressly contemplated by this Agreement, (iii) as approved by the Bankruptcy Court and not objected to by Buyer, or (iv) with the prior written consent of the Buyer, during the period from the date of this Agreement to and through the Closing Date, the Sellers shall, taking into account the filing of the Bankruptcy Case:

10.1.1      conduct their business only in the ordinary course;

10.1.2      use their commercially reasonable efforts to (A) preserve their present business operations, organization and goodwill, and (B) preserve their present relationships with customers and suppliers; and

10.1.3      use their commercially reasonable efforts, so as to cause actual amounts disbursed to be equal to or less than the corresponding estimated disbursement amounts for each line item set forth under the heading “Disbursements” in the DIP Budget.

10.2         Except (i) as required by applicable law, (ii) as otherwise contemplated by this Agreement or (iii) with the prior written consent of the Buyer, the Sellers shall not:

10.2.1      enter into, mutually modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any material liability or other obligation to any labor organization;

10.2.2     subject any of the Purchased Assets to any Lien, except for Permitted Liens;

10.2.3     cancel or compromise any material debt or claim or waive or release any material right of the Sellers that constitutes a Purchased Asset other than customer accounts receivable compromised in the ordinary course of the business of the Sellers;

10.2.4     enter into any commitment for capital expenditures;

10.2.5     engage in any transaction with any officer, director or Affiliate of any Seller or Affiliate of any such individual;

10.2.6     sell, pledge, dispose of, transfer, lease, license or encumber or permit to lapse or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any Purchased Assets, except in the ordinary and usual course of business consistent with past practices;

10.2.7     transfer, dispose of, permit to lapse (except in accordance with the terms thereof) or grant any right or licenses under, or enter into any settlement regarding the breach or infringement of, any Intangible Property, or modify any existing rights with respect thereto or enter into any material licensing or similar agreements or arrangements other than such licenses, agreements or arrangements entered into in the ordinary course of business consistent with past practices;

10.2.8      enter into, assume or terminate any Material Contract or enter into or permit any material amendment, supplement, waiver or other material modification in respect thereof, except in the ordinary and usual course of business consistent with past practices;

10.2.9      no Seller shall merge or consolidate with any other Person or acquire a material amount of assets of any other Person; and

10.2.10    agree to do anything prohibited by this Section 10.2 or do or agree to do anything that would cause the Sellers’ representations and warranties herein to be false in any material respect.

11.           Motions, Orders, etc.

11.1.1      The Sellers shall provide Buyer with the proposed final drafts of all documents, motions, orders, or pleadings that the Sellers propose to file with the Bankruptcy Court which relate to the approval of this Agreement, the Purchased Assets, the Assumed Contracts or the consummation of the Transactions, or any provision therein or herein, and shall provide Buyer and its counsel with a reasonable opportunity to review and comment on such documents, motions, orders, or pleadings prior to filing with the Bankruptcy Court.

11.1.2      Buyer agrees that if a third party is approved by the Bankruptcy Court as the buyer of the Purchased Assets, notwithstanding anything herein to the contrary in this Agreement, this Agreement shall not terminate, but rather shall become a “back-up bid” which shall remain open until the earlier of (but in no event later than the Outside Date) (i) two (2) business days after the Purchase Assets have been disposed of pursuant to the bidding procedures attached hereto as Exhibit “I” (the “Bidding Procedures”) or (ii) twenty (20) days after the Sale Hearing (as defined in the Bidding Procedures).

11.1.3      Sellers shall request (and shall use commercially reasonable efforts to obtain an Order approving such request) that Section 1.1.1-(iii) of the Disclosure Letter and all other sections of the Disclosure Letter, schedules, exhibits and other documents filed with the Bankruptcy Court that include Customer Information or any other trade secret or confidential research, development, or commercial information be filed under seal pursuant to Section 107(b) of the Bankruptcy Code.

12.           Exclusivity.  From and after the date hereof until the date upon which the Sellers file their respective petitions for relief under Chapter 11 of the Bankruptcy Code, no Seller, any director, officer, manager, employee, representative or Affiliate of such Seller shall, directly or indirectly, (i) initiate contact with, solicit, encourage or disclose any information concerning the Business or the Purchased Assets to, (ii) afford any access to its personnel, offices, facilities, properties, books and records of the Business to, or (iii) engage in or continue any discussion, negotiation or agreement with, any Person or entity (other than Buyer and its Affiliates and representatives), in connection with the acquisition of, or any proposal for the acquisition of, the Business or any of the Purchased Assets, whether directly or indirectly, by operation of law or otherwise (each, an “Acquisition Transaction”).  Seller shall immediately (i) advise Buyer, and communicate to Buyer the terms (unless expressly prohibited by the terms thereof), of any proposal or other communication regarding an Acquisition Transaction that any Seller, any director, officer, manager, employee, representative or Affiliate of such Seller may receive or has become aware of and (ii) furnish Buyer with a true, complete and correct copy of any such written proposal or communication and any document relating thereto, unless expressly prohibited by the terms thereof.

13.           Miscellaneous.

13.1          Reasonable Access to Records and Certain Personnel. To facilitate Seller’s efforts to administer and close the Bankruptcy Case (including, without limitation, the preparation of filings in the Bankruptcy Case and state, local and federal Tax Returns and other filings), for a period of three (3) years following the Closing, (i) Buyer shall permit Sellers’ counsel and other professionals and counsel for any successor to Sellers and their respective professionals (collectively, “Permitted Access Parties”) reasonable access upon reasonable notice to the financial and other books and records relating exclusively to the Purchased Assets or the Business and the systems containing such information, books and records, which access shall include (a) the right of such Permitted Access Parties to copy or remove, as applicable, at such Permitted Access Parties’ expense, such documents and records as they may request in furtherance of the purposes described above or (b) Buyer’s copying and delivering to the relevant Permitted Access Parties such documents or records as they may request, but only to the extent such Permitted Access Parties furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and the applicable Permitted Access Party reimburses Buyer for the reasonable costs and expenses thereof, and (ii) Buyer shall provide the Permitted Access Parties (at no cost to the Permitted Access Parties) with reasonable access upon reasonable notice to Buyer’s personnel during regular business hours to assist Sellers and the other Permitted Access Parties in their post-Closing activities (including, without limitation, preparation of Tax Returns), provided that such access does not unreasonably interfere with Buyer’s business operations.  Buyer shall be permitted, as a condition to granting any Permitted Access Party the access to the information afforded by this Section 13.1, to require any Permitted Access Party to execute and deliver to Buyer a confidentiality agreement in form and substance satisfactory to Buyer if any such Permitted Access Party would, as a result of the foregoing rights, have access to confidential information relating to Buyer’s business.

13.2          Notices.  Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by any Party to the other may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of mailing.  Mailed notices shall be addressed as set forth below, but each Party may change his address by written notice in accordance with this Section 13.2.

To Sellers:            Butler International Inc.
200 East Las Olas Boulevard

Suite 1730
Fort Lauderdale, Florida 33301
Attn: Ronald Uyematsu, Chief Executive Officer and President
Facsimile:  (917) 206-4337 (c/o Jeffrey M. Davis, Esq.)

With a copy (which shall not constitute notice) to:

Mark L. Gibbons, Esq.
2808 Fairmont Street
Suite 130
Dallas, Texas  75201
Facsimile:  (214) 550-2713

And a further copy (which shall not constitute notice) to:

Moses & Singer LLP
The Chrysler Building
405 Lexington Avenue, 12th Floor
New York, New York  10174
Attention:  Jeffrey M. Davis, Esq.
Facsimile:  (917) 206-4337

To Buyer:             Butler America LLC
3820 State Street
Santa Barbara, California  93105
Attention:  D. Stephen Sorensen
Fax:  (805) 898-7111

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom, LLP
One Rodney Square
Wilmington, DE  19801
Attention: Robert B. Pincus, Esq.
Facsimile: (888)-329-4133

13.3          Entire Agreement.  This instrument (including the Exhibits, documents and instruments referred to herein), Disclosure Letter and the documents to be executed pursuant hereto contain the entire agreement between the parties relating to the Transactions.  Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the Party to be charged.

13.4          Modification.  This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all the Parties hereto.

13.5          Closing Date.  All actions to be taken on the Closing pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

13.6          Severability.  Should any term, provision or paragraph of this Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

13.7          Captions.  All captions and headings contained in this Agreement are for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

13.8          Further Assurances.  Subject to the terms and conditions herein provided, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.  Each of the parties will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to such obligations to be satisfied.  In case at any time after the Closing Date any further action is reasonably necessary, proper or advisable to carry out the purposes of this Agreement, including but not limited to, if it is determined that there exists any asset used in the Business, but which was not transferred to Buyer pursuant to the terms hereof, as soon as and to the extent reasonably practicable, each party shall use its or cause its proper officers, managers and/or directors to take all such necessary action.

13.9          Waiver.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

13.10        Brokerage Obligations. Except for Venturi & Company LLC (the “Seller Broker”), which Seller Broker Sellers have engaged in connection with this transaction, and PVB Advisors, LLC (the “Buyer Broker” and, together with the Seller Broker, the “Brokers”)), which Buyer Broker Buyer has engaged in connection with this transaction, Sellers and Buyer each represent and warrant to the other that, such party has incurred no liability to any real estate broker or other broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby.  It is agreed that other than the fee or commission payable to the Brokers, if any claims for commissions, fees or other compensation, including, without limitation, brokerage fees, finder’s fees, or commissions are ever asserted against Buyer or the Sellers in connection with this transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

13.11    Payment of Fees and Expenses.  Except as otherwise set forth in this Agreement (including the Exhibits hereto), each Party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the transaction described herein.

13.12    Survival.  The provisions set forth herein which by their terms survive termination of this Agreement shall so survive such termination.

13.13    Assignments.  This Agreement shall not be assigned by any Party hereto without the prior written consent of the other Party hereto, which consent the Parties may grant or withhold in their sole and absolute discretion, except that Buyer may assign its rights, interests and obligations hereunder without consent to any financial institution in connection with the financing of the transactions contemplated hereby and any refinancing thereof.  No assignment shall relieve the assigning party of any of its agreements, covenants and obligations hereunder.  Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

13.14    Binding Effect.  Subject to the provisions of Section 13.13, above, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the Parties hereto.

13.15    Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles.

13.16    Specific Performance.  Buyer and Sellers each acknowledge that, in view of the uniqueness of the Business, any remedy at law would be inadequate in the event that any party breaches any of the terms of this Agreement and, therefore, agree that in addition to seeking monetary damages in connection with any such breach, the non-breaching party shall be entitled to specific performance, and injunctive and other equitable relief, to prevent or restrain a breach of the terms hereof or to enforce the provisions hereof.

13.17    Good Faith.  All Parties hereto agree to do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after Closing.

13.18    Construction.  In the interpretation and construction of this Agreement, the Parties acknowledge that the terms hereof reflect extensive negotiations between the Parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either Party hereto.

13.19    Counterparts.  This Agreement may be signed in counterparts.  The Parties further agree that this Agreement may be executed by the exchange of facsimile signature pages provided that by doing so the Parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

13.20    Time is of the Essence.  Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof.

13.21    Bankruptcy Court Jurisdiction.  WITHOUT LIMITING ANY PARTY’S RIGHT TO APPEAL ANY ORDER OF THE BANKRUPTCY COURT, THE PARTIES AGREE THAT IF ANY DISPUTE ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED HEREUNDER OR IN CONNECTION HEREWITH, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION AND SHALL BE THE EXCLUSIVE VENUE TO RESOLVE ANY AND ALL DISPUTES RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.  SUCH COURT SHALL HAVE SOLE JURISDICTION OVER SUCH MATTERS AND THE PARTIES AFFECTED THEREBY AND BUYER AND SELLERS EACH HEREBY CONSENT AND SUBMIT TO SUCH JURISDICTION.

13.22    Interpretation and Rules of Construction.  In this Agreement, except to the extent that the context otherwise requires:

13.22.1 when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement or the Disclosure Letter, unless otherwise indicated;

13.22.2 the headings and captions used in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

13.22.3 whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

13.22.4 the words “hereof,” “herein” and “hereunder” and works of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

13.22.5 all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

13.22.6 the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

13.22.7 any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws;

13.22.8 the term “business day” shall mean any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized by law to close;

13.22.9 the term “Disclosure Letter” shall mean the letter to be delivered by Sellers to Buyer on the date hereof, as the same may be amended or supplemented from time to time, as permitted by the terms of this Agreement;

13.22.10                 references to a person are also to its permitted successors and assigns; and

13.22.11                 the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Sellers have executed this Asset Purchase Agreement as of the day and year first above written.

BUYER:

BUTLER AMERICA LLC

By: /s/ D. Stephen Sorensen
Name: D. Stephen Sorensen
Title: President

SELLERS:

BUTLER INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICE GROUP, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER OF NEW JERSEY REALTY CORP.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER TELECOM, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER UTILITY SERVICE, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER RESOURCES, LLC

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

Exhibit “A”

DEBTOR IN POSSESSION BUDGET

A-1

Exhibit “B”

FORM OF
GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) dated as of __________, 2009, is entered into by and among the sellers listed on the signature page hereto (collectively, the “Assignors”) and __________________________, a __________________________ (the “Assignee”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement (as hereinafter defined).

WHEREAS, Assignors, as Sellers, and Assignee, as Buyer, have heretofore entered into that certain Asset Purchase Agreement, dated _________________, 2009 (the “Asset Purchase Agreement”).

WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, and pursuant to Sections 1.5, 3.3.1 and 3.4.3 of the Asset Purchase Agreement, among other things, Assignors have agreed to enter into this Assignment to assign to Assignee all of Assignors' right, title and interest in and to (i) the Executory Contracts to be assumed by Buyer pursuant to Section 1.3 of the Asset Purchase Agreement and described on Annex “A” attached hereto and incorporated herein by this reference (collectively, the “Assumed Contracts”) and (ii) the Permits, Receivables, rights and other assets described in Annex “B” attached hereto and incorporated by reference herein (the “Other Assets,” and collectively with the Assumed Contracts, the “Assigned Assets”, in each case, free and clear of all Liens).
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Assignors and Assignee hereby acknowledge, Assignors and Assignee hereby agree as follows:

1.           Assignment.  Effective as of the Closing Date, to the extent of their respective interests therein, the parties comprising Assignors hereby assign, sell, transfer, convey and deliver to Assignee all of their right, title and interest in and to the Assigned Assets free and clear of all Liens.  Notwithstanding the foregoing, nothing herein shall constitute or evidence the assignment of any of the Excluded Assets nor any Contract not capable of being assigned to Assignee without the consent of the issuer thereof or any other third party thereto, if such assignment would constitute a breach thereof, or a violation of any applicable law, unless and until such consent is obtained.

2.           Assumption.  Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment, sale, transfer, conveyance and delivery of all Assignors’ right, title and interest in and to the Assigned Assets, and does hereby assume and agrees to be bound by the terms and provisions of the Assigned Contracts and to pay, discharge, satisfy  and faithfully perform when due all of Assignors’ duties and obligations thereunder to be performed from and after the Closing Date as though Assignee had been the original contracting party thereunder (the “Assumed Obligations”).   Assignee assumes no Excluded Contracts or other Excluded Assets, and the parties hereto agree that all such Excluded Contracts and Excluded Assets shall remain the sole responsibility of the Assignors.

3.           Further Assurances.  Assignors agree to execute and deliver at the request of Assignee, without further consideration, all papers, instruments of sale, transfer, conveyance, confirmation and assignment, and to perform any other reasonable acts Assignee reasonable deems necessary in order to vest or more effectively transfer, convey, assign or confirm all of Assignors’ rights, title and interest in and to the Assigned Assets in or to Assignee or as described herein.

4.           Amendments.  This Assignment may be amended, modified or supplemented at any time only by a written agreement of both the Assignors and Assignee.  Any failure by Assignors, on one hand, or Assignee, on the other hand, to comply with any term or provision of this Assignment may be waived by Assignee or Assignors, respectively, at any time, by an instrument in writing signed by or on behalf of Assignee or Assignors, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

5.           Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.           Conflicts.  Notwithstanding anything to the contrary herein, Assignors are executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Asset Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Asset Purchase Agreement and the acknowledgement and disclaimer set forth in Section 6 of the Asset Purchase Agreement).  Nothing in this Assignment should be deemed to supersede or enlarge or modify any of the provisions of the Asset Purchase Agreement.  If any conflict exists between the terms of this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

7.           Third-Party Beneficiaries.  This Assignment is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Assignment.

8.           Governing Law and Consent to Jurisdiction.  This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws rules thereof.

9.           Survival of Covenants.  This Assignment and the covenants and agreements contained herein shall survive the Closing.

10.         Interpretation.  The section headings contained in this Assignment are solely for the purposes of reference, and are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Assignment.

11.         Binding Effect; Assignment.  This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided, that none of the parties shall assign any of its rights, interests or obligations under this Assignment, directly or indirectly, except as set forth in the Asset Purchase Agreement.  Any attempted assignment or delegation by a party without the other party’s written consent will be void.

IN WITNESS WHEREOF, Assignors and Assignee have executed this Assignment as of the day and year first set forth above.

ASSIGNEE:

BUTLER AMERICA LLC

By:
Name:
Title:

ASSIGNORS:

BUTLER INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICES INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICE GROUP, INC.

By:
Name:
Title:

BUTLER OF NEW JERSEY REALTY CORP.

By:
Name:
Title:

BUTLER TELECOM, INC.

By:
Name:
Title:

BUTLER UTILITY SERVICE, INC.

By:
Name:
Title:

BUTLER SERVICES, INC.

By:
Name:
Title:

BUTLER RESOURCES, LLC

By:
Name:
Title:

ANNEX A

ASSUMED CONTRACTS

ANNEX B

OTHER ASSETS

(a)           All of Sellers’ right, title and interest in and to the Intangible Property;

(b)           All of the Sellers’ right, title and interest in and to the Receivables, except for the Receivables set forth in Section 1.1.4 of the Disclosure Letter delivered in connection with the Asset Purchase Agreement;

(c)           All of the Sellers’ right, title and interest in and to the Assumed Insurance, except any recoveries thereunder with respect to actions or occurrences prior to the Closing Date;

(d)           All of the Sellers’ right, title and interest in and to the Purchased Deposits and Restricted Cash;

(e)           To the extent transferable pursuant to applicable law, all of the Sellers’ right, title and interest in and to all Permits of Sellers held in connection with the ownership, lease or operation of the Purchased Assets or the conduct of the Business;

(f)           All of the Sellers’ right, title and interest in and to the Assumed Claims;

(g)           All of the Sellers’ right, title and interest in and to the goodwill associated with the Business or the Assigned Assets; and

(h)           All of Sellers’ right, title and interest in and to the Benefit Plans and Benefit Arrangements of Sellers set forth in Section 1.1.12 of the Disclosure Letter delivered in connection with the Asset Purchase Agreement.

Exhibit “C”

FORM OF
BILL OF SALE

This BILL OF SALE, dated as of [           ], 2009, is made and entered into by ______________________, a _____________________________ (the “Buyer”), on the one hand, and Butler International, Inc., a Maryland corporation and the sellers set forth on the signature page hereto (collectively, the “Sellers”), on the other hand, pursuant to Sections 1.5 and 3.3.2 of that certain Asset Purchase Agreement dated as of [                       ], 2009 (the “Asset Purchase Agreement”).  Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

WITNESSETH

WHEREAS, pursuant to the Asset Purchase Agreement, Sellers have agreed to sell, convey, assign, transfer and deliver to Buyer, and Buyer has agreed to purchase, acquire and accept from Sellers, all of Sellers’ right, title and interest in and to (i) the Personal Property, including the Personal Property listed in Annex “A” attached hereto and incorporated by reference; (ii) the Books and Records and (iii) all of Sellers’ right, title and interest in and to all stationery, forms, labels, shipping materials, brochures, art work, photographs, advertising materials, and any similar items used in the Business (collectively, the “Stationery”), in each case, free and clear of all Liens.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, to the extent of their respective interests therein, each entity comprising Sellers, intending to be legally bound, does hereby agree as follows:

1.
Sellers hereby sell, convey, transfer, assign and deliver to Buyer  all of Sellers’ right, title and interest in and to, (i) the Personal Property, including the Personal Property listed in Annex “A”, (ii) the Books and Records and (iii) the Stationery, in each case, free and clear of all Liens.

2.
Notwithstanding the foregoing, nothing herein is intended to effect, nor shall this Bill of Sale constitute or evidence, the sale, assignment, transfer, conveyance or delivery to Buyer of any of the Excluded Assets.

3.
If subsequent to the date of this Bill of Sale, any property or asset that is part of (i) the Personal Property, (ii) the Books and Records or (iii) the Stationery, comes into possession of Sellers, Sellers shall promptly deliver such property or asset to Buyer.

4.
If subsequent to the date of this Bill of Sale, any property or asset that is part of the Excluded Assets comes into possession of Buyer, Buyer shall promptly deliver such property or asset to Sellers.

5.
Sellers hereby authorize Buyer to take any appropriate action to protect the right, title and interest in and to (i) the Personal Property, (ii) the Books and Records and (iii) the Stationery, hereby sold, assigned, transferred, conveyed and deliver to Buyer, in the name of Sellers, Buyer or any other name (for the benefit of Buyer and its successors and assigns), against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same.

6.
Sellers agree to execute and deliver at the request of Buyer, without further consideration, all papers, instruments of sale, transfer, conveyance, confirmation and assignment, and to perform any other reasonable acts Buyer reasonable deems necessary in order to vest or more effectively transfer, convey, assign or confirm all of Sellers’ rights, title and interest in and to the (i) the Personal Property, (ii) the Books and Records and (iii) the Stationery in or to Buyer.

7.	This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.
Notwithstanding anything to the contrary herein, Sellers are executing and delivering this Bill of Sale in accordance with and subject to all of the terms and provisions of the Asset Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Asset Purchase Agreement and the acknowledgement and disclaimer set forth in Section 6 of the Asset Purchase Agreement).  Nothing in this Bill of Sale should be deemed to supersede or enlarge or modify any of the provisions of the Asset Purchase Agreement.  If any conflict exists between the terms of this Bill of Sale and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

9.
This Bill of Sale is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Bill of Sale.

10.	This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws rules thereof.

11.	This Bill of Sale and the covenants and agreements contained herein shall survive the Closing.

12.
       This Bill of Sale and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided, that none of the parties shall assign any of its rights, interests or obligations under this Bill of Sale, directly or indirectly, except as set forth in the Asset Purchase Agreement.  Any attempted assignment or delegation by a party without the other party’s written consent will be void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers haves caused this Bill of Sale to be executed as of the _____ day of _____________, 2009.

BUYER:

BUTLER AMERICA LLC

By:
Name:
Title:

SELLERS:

BUTLER INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICES INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICE GROUP, INC.

By:
Name:
Title:

BUTLER OF NEW JERSEY REALTY CORP.

By:
Name:
Title:

BUTLER TELECOM, INC.

By:
Name:
Title:

BUTLER UTILITY SERVICE, INC.

By:
Name:
Title:

BUTLER SERVICES, INC.

By:
Name:
Title:

BUTLER RESOURCES, LLC

By:
Name:
Title:

Annex A

CERTAIN PERSONAL PROPERTY

Exhibit “D”

FORM OF
ASSIGNMENT OF INTANGIBLE PROPERTY

This ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”), dated as of [                ], 2009, is entered into by and among  _______________, and all the sellers listed on the signature page hereto   (the “Assignors”) in favor of ___________________________, a _______________________ (the “Assignee”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

WHEREAS, Assignors and Assignee have heretofore entered into that certain Asset Purchase Agreement dated __________, 2009 (the “Asset Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignors, and Assignors have agreed to sell, assign, transfer, convey and deliver to Assignee, each Assignor’s right, title and interest in, to and under all Intangible Property including, without limitation (i) the trademarks and the applications and registrations therefor set forth in ANNEX “A” attached hereto and incorporated by reference herein (the “Assigned Trademarks”) together with the goodwill associated therewith, (ii) the patents and patent applications set forth in ANNEX “B” attached hereto and incorporated by reference herein (the “Assigned Patents”) and (iii) the copyrights and copyright registrations set forth in ANNEX “C” attached hereto and incorporated by reference herein (the “Assigned Copyrights”).

WHEREAS, concurrently with the execution and delivery of this Assignment, Assignors and Assignee are consummating the transactions contemplated by the Asset Purchase Agreement.  Pursuant to Sections 1.5, 3.3.3 and 3.4.4 of the Asset Purchase Agreement, Assignor and Assignee are required to mutually execute and deliver this Assignment at the Closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Assignors make the following assignment:

12. Patents.  Each Assignor hereby assigns, sells, transfers, conveys and delivers to Assignee all of its right, title and interest in, to and under the Assigned Patents including, without limitation (i) all rights of priority corresponding thereto throughout the world, including all rights pursuant to the Paris Convention for the Protection of Industrial Property, (ii) all continuations, divisionals, continuations-in-part, substitutions, extensions and reissues thereof, and (iii) all rights to sue and collect damages for past, present and future infringement or other violation thereof.

13.          Trademarks.

(a)           Assignment.  Each Assignor hereby assigns, sells, transfers, conveys and delivers to Assignee all of its right, title and interest in, to and under the Assigned Trademarks, together with the goodwill of the business associated therewith, including, without limitation, the right to sue and collect damages for past, present and future infringement or other violation thereof.

(b)           Intent-to-use Applications.  With respect to any Assigned Trademarks for which applications have been filed on an “intent to use” basis and as to which a statement of use or amendment to allege use has not yet been filed with the Patent and Trademark Office as of the date hereof, the parties acknowledge that Assignee is a successor to the business of the Assignors or to the portion of the business to which such Assigned Trademarks pertain, which business is ongoing and existing.

14.           Copyrights.  Each Assignor hereby assigns, sells, transfers, conveys and delivers to Assignee all of its right, title and interest in, to and under the Assigned Copyrights, including, without limitation, (i) all rights pursuant to the Berne Convention for the Protection of Literary and Artistic Works and the WIPO Copyright Treaty and (ii) the right to sue and collect damages for past, present and future infringement or other violation thereof.

15.           Further Assurances.  Assignors agree to execute and deliver at the request of Assignee, without further consideration, all papers, instruments of sale, transfer, conveyance, confirmation and assignment, and to perform any other reasonable acts Assignee reasonable deems necessary in order to vest or more effectively transfer, convey, assign or confirm all of Assignors’ rights, title and interest in and to the Intangible Property in or to Assignee, including all documents necessary to record in the name of Assignee the assignment of the trademarks and patents with the United States Patent and Trademark Office and the copyrights with the United States Copyright Office and, with respect to any equivalent foreign rights, with any other appropriate foreign or international office or registrar.

16.           Amendments.  This Assignment may be amended, modified or supplemented at any time only by a written agreement of both the Assignors and Assignee.  Any failure by Assignors, on one hand, or Assignee, on the other hand, to comply with any term or provision of this Assignment may be waived by Assignee or Assignors, respectively, at any time, by an instrument in writing signed by or on behalf of Assignee or Assignors, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

17.           Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

18.           Conflicts.  Notwithstanding anything to the contrary herein, Assignors are executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Asset Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Asset Purchase Agreement and the acknowledgement and disclaimer set forth in Section 6 of the Asset Purchase Agreement).  Nothing in this Assignment should be deemed to supersede or enlarge or modify any of the provisions of the Asset Purchase Agreement.  If any conflict exists between the terms of this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

19.           Third-Party Beneficiaries.  This Assignment is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Assignment.

20.           Governing Law and Consent to Jurisdiction.  This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws rules thereof.

21.           Survival of Covenants.  This Assignment and the covenants and agreements contained herein shall survive the Closing.

22.           Interpretation.  The section headings contained in this Assignment are solely for the purposes of reference, and are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Assignment.

23.           Binding Effect; Assignment.  This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided, that none of the parties shall assign any of its rights, interests or obligations under this Assignment, directly or indirectly, except as set forth in the Asset Purchase Agreement.  Any attempted assignment or delegation by a party without the other party’s written consent will be void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the ___ of ______________, 2009.

ASSIGNEE:

BUTLER AMERICA LLC

By:
Name:
Title:

ASSIGNORS:

BUTLER INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICES INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICE GROUP, INC.

By:
Name:
Title:

BUTLER OF NEW JERSEY REALTY CORP.

By:
Name:
Title:

BUTLER TELECOM, INC.

By:
Name:
Title:

BUTLER UTILITY SERVICE, INC.

By:
Name:
Title:

BUTLER SERVICES, INC.

By:
Name:
Title:

BUTLER RESOURCES, LLC

By:
Name:
Title:

ANNEX A

ASSIGNED TRADEMARKS

ANNEX B

ASSIGNED PATENTS

ANNEX C

ASSIGNED COPYRIGHTS

Exhibit “E”

FORM OF
DOMAIN NAME ASSIGNMENT

This DOMAIN NAME ASSIGNMENT (this “Assignment”), dated as of [                  ], 2009, is made by and among                                             , and the sellers listed on the signature page attached hereto (the “Assignors”), in favor of                                             , a                                            (the “Assignee”).

WHEREAS, Assignors are listed as the registrant of the domain names set forth in Annex “A” attached hereto (the “Assigned Domains”).

WHEREAS, Assignee desires to acquire all right, title and interest in and to the Assigned Domains, pursuant to that certain Asset Purchase Agreement, dated as of [                 ], 2009 (the “Asset Purchase Agreement”), by and between Assignor and Assignee.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor makes the following assignment and agrees as follows:

1.           Assignment.  Assignors hereby assign to Assignee all right, title and interest in and to the Assigned Domains and the registrations for the Assigned Domains.

2.           Terms.  The terms and covenants of this Assignment shall inure to the benefit of said Assignee, its successors, assigns and other legal representatives, and shall be binding upon the Assignor, its successors, assigns and other legal representatives.

3.           Further Assurances.  Assignors agree to execute and deliver at the request of Assignee, without further consideration, all papers, instruments of sale, transfer, conveyance, confirmation and assignment, and to perform any other reasonable acts Assignee reasonable deems necessary in order to vest or more effectively transfer, convey, assign or confirm all of Assignors’ rights, title and interest in and to the Assigned Domains in or to Assignee..

4.           Amendments.  This Assignment may be amended, modified or supplemented at any time only by a written agreement of both the Assignors and Assignee.  Any failure by Assignors, on one hand, or Assignee, on the other hand, to comply with any term or provision of this Assignment may be waived by Assignee or Assignors, respectively, at any time, by an instrument in writing signed by or on behalf of Assignee or Assignors, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

5.           Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.           Conflicts.  Notwithstanding anything to the contrary herein, Assignors are executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Asset Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Asset Purchase Agreement and the acknowledgement and disclaimer set forth in Section 6 of the Asset Purchase Agreement).  Nothing in this Assignment should be deemed to supersede or enlarge or modify any of the provisions of the Asset Purchase Agreement.  If any conflict exists between the terms of this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

7.           Third-Party Beneficiaries.  This Assignment is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Assignment.

8.           Governing Law and Consent to Jurisdiction.  This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws rules thereof.

9.           Survival of Covenants.  This Assignment and the covenants and agreements contained herein shall survive the Closing.

10.         Interpretation.  The section headings contained in this Assignment are solely for the purposes of reference, and are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Assignment.

11.         Binding Effect; Assignment.  This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided, that none of the parties shall assign any of its rights, interests or obligations under this Assignment, directly or indirectly, except as set forth in the Asset Purchase Agreement.  Any attempted assignment or delegation by a party without the other party’s written consent will be void.

IN WITNESS WHEREOF, this Assignment is executed by the undersigned duly authorized representative as of the year and date first set forth above.

ASSIGNEE:

BUTLER AMERICA LLC

By:
Name:
Title:

ASSIGNORS:

BUTLER INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICES INTERNATIONAL, INC.

By:
Name:
Title:

BUTLER SERVICE GROUP, INC.

By:
Name:
Title:

BUTLER OF NEW JERSEY REALTY CORP.

By:
Name:
Title:

BUTLER TELECOM, INC.

By:
Name:
Title:

BUTLER UTILITY SERVICE, INC.

By:
Name:
Title:

BUTLER SERVICES, INC.

By:
Name:
Title:

BUTLER RESOURCES, LLC

By:
Name:
Title:

Annex A
ASSIGNED DOMAINS

Exhibit “F”

FORM OF
UNDERTAKING

This UNDERTAKING (“Undertaking”), dated as of [                         ], 2009 is made by                                      , a                                       (“Assignee”) in favor of                                      , a                                       (“Assignor”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Asset Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, pursuant to the Asset Purchase Agreement, dated as of [                     ], 2009 (the “Asset Purchase Agreement”), by and between Assignor and Assignee, Assignor is selling to Assignee and Assignee is purchasing from the Assignor, free and clear of all Liens, substantially all of the property and assets of the Business; and

WHEREAS, pursuant Sections 1.5 and 3.4.2 to the Asset Purchase Agreement, and as a material part of the consideration therefor, the Asset Purchase Agreement requires the Assignees to undertake to assume and to agree to perform, pay or discharge, when due certain liabilities and obligations of Assignors.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Asset Purchase Agreement, the parties hereby agree as follows:

1.           Undertaking.  Assignee hereby undertakes, assumes and agrees to pay or discharge in accordance with their terms, to the extent not heretofore paid or discharged and subject to the limitations contained in this Undertaking, the Assumed Liabilities listed or described in Annex “A” attached hereto.

2.           Certain Limitations

(a)         The assumption by Assignee of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of Assignor or Assignee under the Asset Purchase Agreement.

(b)         Other than as set forth in this Undertaking, Assignee assumes no liability or obligation of any kind, character or description of Assignor, the Business or any other Person.  Nothing herein shall constitute an assumption by Assignee of the Excluded Liabilities.  Assignor will continue to be liable for and will appropriately discharge all of their obligations which are not Assumed Liabilities.

3.           Effective Time.  The undertaking of the Assumed Liabilities by Assignee, pursuant to this Undertaking, shall be effective as of the Closing.

4.           Amendments.  This Undertaking may be amended, modified or supplemented at any time only by a written agreement of both the Assignors and Assignee.  Any failure by Assignors, on one hand, or Assignee, on the other hand, to comply with any term or provision of this Assignment may be waived by Assignee or Assignors, respectively, at any time, by an instrument in writing signed by or on behalf of Assignee or Assignors, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

5.           Execution in Counterparts.  This Undertaking may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

6.           Conflicts.  Notwithstanding anything to the contrary herein, Assignors are executing and delivering this Undertaking in accordance with and subject to all of the terms and provisions of the Asset Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Asset Purchase Agreement and the acknowledgement and disclaimer set forth in Section 6 of the Asset Purchase Agreement).  Nothing in this Undertaking should be deemed to supersede or enlarge or modify any of the provisions of the Asset Purchase Agreement.  If any conflict exists between the terms of this Undertaking and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

7.           Third-Party Beneficiaries.  This Undertaking is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Undertaking.

8.           Governing Law and Consent to Jurisdiction.  This Undertaking shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of laws rules thereof.

9.           Interpretation.  The section headings contained in this Undertaking are solely for the purposes of reference, and are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Undertaking.

10.         Survival of Covenants.  This Undertaking and the covenants and agreements contained herein shall survive the Closing.

11.         Binding Effect; Assignment.  This Undertaking and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, provided, that none of the parties shall assign any of its rights, interests or obligations under this Undertaking, directly or indirectly, except as set forth in the Asset Purchase Agreement.  Any attempted assignment or delegation by a party without the other party’s written consent will be void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Undertaking to be duly executed and delivered as of the day and year first above written.

ASSIGNEE:

BUTLER AMERICA LLC

By:
Name:
Title:

Annex A

ASSUMED LIABILITIES

F-2

Exhibit “G”

FORM OF
APPROVAL ORDER

G-1

Exhibit “H”

FORM OF
BIDDING PROCEDURES ORDER

H-1

Exhibit “I”

BIDDING PROCEDURES

I-1